CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ChampionX Corporation of our report dated February 10, 2022 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in ChampionX Corporation's Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ PricewaterhouseCoopers LLP
Houston, TX
February 10, 2022